     As filed with the Securities and Exchange Commission on February 22, 1995
                                                     Registration No. 33-
- ------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                    -----
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                    -----
                      MATTHEWS INTERNATIONAL CORPORATION
              (Exact name of issuer as specified in its charter)

                 PENNSYLVANIA                           25-0644320
       (State or other jurisdiction of               (I.R.S. Employer
        incorporation or organization)              Identification No.)

TWO NORTHSHORE CENTER, PITTSBURGH, PENNSYLVANIA           15212
   (Address of Principal Executive Offices)             (Zip Code)

                          1992 STOCK INCENTIVE PLAN
                           (Full title of the plan)
                                    -----
                           James L. Parker, Esquire
             Senior Vice President, General Counsel and Secretary
                      Matthews International Corporation
                             Two NorthShore Center
                             Pittsburgh, PA  15212
                    (Name and address of agent for service)
                                (412) 442-8200
         (Telephone number, including area code, of agent for service)
                                    -----
                        CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------
                                       Proposed     Proposed
  Title of                              maximum      maximum
 securities               Amount       offering     aggregate      Amount of
    to be                  to be         price      offering     registration
 registered             registered     per share      price           fee
- ------------------------------------------------------------------------------
Class A Common Stock,
par value $1.00 per
share and Class B
Common Stock, par
value $1.00 per share.  377,500 shs.    $14.25     $5,379,375
                        222,500 shs.     14.25*     3,170,625*
                        -------                     ---------
                        600,000 shs.               $8,550,000*       $2,949
- ------------------------------------------------------------------------------
* Estimated solely for the purpose of calculating the registration fee.
Pursuant to Rules 457(h) and (c), the proposed maximum aggregate offering price for shares subject to outstanding stock options granted under the 1992 Stock Incentive Plan is based on the actual option price and for shares which may be issued under the 1992 Stock Incentive Plan is based on the average of the high and low sales prices of the Class A Common Stock as reported on the National Market System of the National Association of Securities Dealers, Inc. for February 15, 1995 as quoted in THE WALL STREET JOURNAL.

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                                   PART II

                            INFORMATION REQUIRED IN
                            REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission (File Nos. 0-9115 and 0-24494) are incorporated in this Registration Statement by reference and made a part of this Registration
Statement:

     (a)  The Company's latest annual report on Form 10-K filed pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report on Form 10-K referred to above;

     (c) the description of the Company's Class A Common Stock set forth in the Company's filed Registration Statement on Form 8-A dated July 8, 1994; and

     (d) the description of the Company's Class B Common Stock set forth in the Company's filed current report on Form 8-K dated February 21, 1995.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act on or subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     1. PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988. Section 1741 of the Pennsylvania Business Corporation Law of 1988 (the "BCL") provides that unless otherwise restricted in its bylaws, a business corporation shall (subject to the limitations described below) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     Section 1742 of the BCL provides that unless otherwise restricted in its bylaws, a corporation shall (subject to the limitations described below) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. Indemnification shall not be made under Section 1742 in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which such action was brought determines upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

     Section 1744 of the BCL provides that unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the business corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the indemnitee had met the applicable standard of conduct set forth in the relevant section. Such determination shall be made:


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     (1)  By the board of directors of the corporation by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

     (2) If such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     (3)  By the shareholders.

     Notwithstanding the above, Section 1743 of the BCL provides that, to the extent that a director, officer, employee or agent of a business corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 1745 of the BCL provides that expenses (including attorneys' fees) incurred in defending any action or proceeding may be paid by a business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

     Section 1746 of the BCL provides that the indemnification and advancement of expenses provided by or granted pursuant to the subchapter on indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such persons's official capacity and as to action in another capacity while holding such office. Section 1746 also provides that indemnification may not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Such indemnification may not be provided in the case of willful misconduct or recklessness.

     Section 1747 of the BCL provides that, unless otherwise restricted in its bylaws, a business corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the director, officer, employee or agent against such liability under the provisions of the subchapter governing indemnification. Section 1747 declares such insurance to be consistent with the public policy of the Commonwealth of Pennsylvania.

     Section 1750 of the BCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the BCL subchapter governing indemnification shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs and personal representatives of such director, officer, employee or agent.
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

     2. DIRECTORS' LIABILITY ACT. Act No. 145 of the General Assembly of the Commonwealth of Pennsylvania, effective January 27, 1987 (the "Directors' Liability Act") provides that the rights to indemnification provided by Sections 1741-1750 of the BCL (see No. 1 above) shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or directors or otherwise, and that rights to indemnification may be granted by a corporation under any by-law, agreement, vote of shareholders or directors or otherwise for any action taken or any failure to take any action whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation, provided, however, that no rights to indemnification may be provided in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The Directors' Liability Act also provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action, suit or proceeding may be paid by a corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the officer, director, employer or agent to repay the amount advanced if it shall ultimately be determined that the officer, director, employee or agent is not entitled to be indemnified by the corporation. The provisions of the Directors' Liability Act do not, however, apply (i) to the liability of a director under any criminal statute or for the payment of taxes, pursuant to Federal, state or local law or (ii) to any claim against a director arising out of his role as an officer or in any other capacity except as a director, and they may not apply to liability imposed on a director by the Federal securities laws or other Federal statutes. Also, while the provisions accord the directors protection from awards of monetary damages for breaches of the duty of care to the Company or its subsidiaries, they do not eliminate the duty of care of the directors as such. Therefore, the provisions do not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care.

     3. INDEMNIFICATION ARTICLE. In implementation of the above-stated provisions of Pennsylvania law, the Company's shareholders adopted an amendment to restate Article EIGHTH to the Company's Articles of Incorporation (the "Indemnification Article") which provides that, except as prohibited by law every Director and officer of the Company is entitled as of right to be indemnified by the Company against expenses and any liabilities incurred by such person in connection with any actual or threatened claim, action, suit or proceedings, whether civil, criminal, administrative, investigative or other, or whether bought by or in the right of the Company or otherwise, in which the Director of officer may be involved in any manner, as a party, witness or otherwise, or is threatened to be made so involved, by reason of the Director or officer being or having been a Director or officer of the Company or a subsidiary of the Company or by reason of the fact that the Director or officer is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of another company, partnership, joint venture, trust, employee benefit plan or other entity. The rights to indemnification do not, however, apply (i) where any act giving rise to a claim for indemnification for expenses or liability is determined by a court to have constituted willful misconduct or recklessness or (ii) where Federal law would prohibit such indemnification, and in an action brought by a Director or officer against the Company, the Director or officer is only entitled to indemnification for expenses in certain circumstances. Each Director and officer is also entitled as of right to have his expenses in defending an action paid in advance by the Company prior to final disposition
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of the action, provided the Company receives a written undertaking by or on behalf of the Director or officer to repay the amount advanced if it should ultimately be determined that the Director or officer is not entitled to be indemnified. In addition, rights to partial indemnification for expenses and liability are provided in certain circumstances, and a procedure is established under which a Director or officer may bring an action against the Company if a written claim for indemnification or advancement of expenses is not paid by the Company in full within 30 days after the claim has been presented. The Director or officer is also entitled to advancement of expenses in this proceeding.

     Under the Indemnification Article, the Company may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means to ensure the payment of all sums required to be paid by the Company to effect the indemnification provided by the Indemnification Article. The Company may also purchase and maintain insurance to protect itself and any Director or officer against any expenses or liability incurred in connection with any action, whether or not the Company would have the power to indemnify the Director or officer against the expenses or liability by law or under the Indemnification Article.

     The rights to indemnification and advancement of expenses provided by the Indemnification Article are also not deemed exclusive of any other rights, whether existing or created after the adoption of the Indemnification Article, to which a Director or officer may be entitled under any agreement, provision in the Articles or By-Laws of the Company, vote of shareholders or Directors or otherwise; and the rights to indemnification and advancement of expenses continue as to each Director or officer who has ceased to have the status pursuant to which he was entitled to indemnification and inure to the benefit of the heirs and legal representatives of the Director or officer. Any amendment or repeal of the Indemnification Article or adoption of any By-Law or other provision of the Articles which has the effect of limiting in any way the rights provided by the Indemnification Article will operate prospectively only and will not affect any action taken or failure to act, by a Director or officer prior to such amendment, repeal, By-Law or other provision becoming effective.

     4. DIRECTOR AND OFFICER LIABILITY INSURANCE. As permitted by Section 1747 of the BCL (see No. 1 above), the Company has purchased Director and officer liability insurance covering its Directors and officers with respect to liability which they may incur in connection with their serving as such. Under the insurance, the Company will receive reimbursement for amounts as to which the Directors and officers are indemnified under the Indemnification Article (see No. 3 above). The insurance may also provide certain additional coverage for the Directors and officers against certain liability even though such liability is not subject to indemnification under the Indemnification Article.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

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ITEM 8.  EXHIBITS.

Exhibit
  No.
- -------
  4.1 Restated Articles of Incorporation of the registrant, incorporated by reference to Exhibit 3.1 of the registrant's Form 10-K for the year ended September 30, 1994.

  4.2 Bylaws of the registrant, incorporated by reference to Exhibit 3.2 of the registrant's Form 10-K for the year ended September 30, 1994.

  5.1 Opinion of Reed Smith Shaw & McClay as to the legality of the Class A Common Stock and Class B Common Stock, filed herewith.

 23.1 Consent of Reed Smith Shaw & McClay (included in Exhibit 5.1 filed herewith).

 23.2      Consent of Coopers & Lybrand LLP, filed herewith.

 24.1 Power of Attorney, contained on the signature page to this Registration Statement.


ITEM 9.  UNDERTAKINGS.

     (a)  RULE 415 OFFERING.

          The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required to be filed by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;


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
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
          REFERENCE.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                  ----------

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

















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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pittsburgh, Pennsylvania, on the 22nd day of February, 1995.


                                        MATTHEWS INTERNATIONAL CORPORATION



                                     By         William M. Hauber
                                        ----------------------------------
                                        William M. Hauber, Chairman of the
                                        Board and Chief Executive Officer







































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

                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William M. Hauber and James L. Parker, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 22nd day of February, 1995.



William M. Hauber                        George C. Oehmler
- -------------------------------          -------------------------------
William M. Hauber                        George C. Oehmler
Chairman of the Board and                Director
Chief Executive Officer
(Principal Executive Officer)


Thomas N. Kennedy                        John P. O'Leary, Jr.
- -------------------------------          -------------------------------
Thomas N. Kennedy                        John P. O'Leary, Jr.
Senior Vice President, Chief             Director
Financial Officer and Treasurer
(Principal Financial and
 Accounting Officer)


Geoffrey D. Barefoot                     James L. Parker
- -------------------------------          -------------------------------
Geoffrey D. Barefoot                     James L. Parker
Director                                 Director


Robert T. Busteed                        William J. Stallkamp
- -------------------------------          -------------------------------
Robert T. Busteed                        William J. Stallkamp
Director                                 Director


William A. Coates                        David J. DeCarlo
- -------------------------------          -------------------------------
William A. Coates                        David J. DeCarlo
Director                                 Director

                      MATTHEWS INTERNATIONAL CORPORATION

                          1992 Stock Incentive Plan





                            REGISTRATION STATEMENT
                                 ON FORM S-8


                                Exhibit Index
                                -------------

Exhibit
  No.                           Document
- -------     ------------------------------------------------

  4.1 Restated Articles of Incorporation of the registrant, incorporated herein by reference to Exhibit 3.1 of the registrant's Form 10-K for the year ended
            September 30, 1994. *

  4.2       Bylaws of the registrant,
            incorporated herein by reference
            to Exhibit 3.2 of the registrant's
            Form 10-K for the year ended
            September 30, 1994. *

  5.1 Opinion of Reed Smith Shaw & McClay, as to the legality of the Class A Common Stock and Class B Common Stock, filed herewith.

 23.1 Consent of Reed Smith Shaw & McClay (included in Exhibit 5.1 filed herewith).

 23.2 Consent of Coopers & Lybrand LLP, independent auditors, filed herewith.

 24.1 Power of Attorney, contained on the signature page to this Registration Statement.



- -------------------------------

*  Incorporated by reference.